Exhibit 99.1

Bronco Drilling Company, Inc. Announces Third Quarter 2006 Results

OKLAHOMA CITY, November 1, 2006 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/NM:BRNC), announced today financial and operational results for the three months ended September 30, 2006.

Revenues for the third quarter of 2006 were a record $79.8 million compared to $67.1 million for the second quarter of 2006 and $18.6 million for the third quarter of 2005. Average operating rigs for the third quarter of 2006 grew to 47 from 43 for the previous quarter. The growth in rigs is due to the continued refurbishment and deployment of rigs from the Company’s inventory. Revenue days for the quarter increased to 4,039 from 3,631 for the previous quarter and from 1,284 for the third quarter of 2005. Utilization for the third quarter of 2006 was 94% compared to 92% for the previous quarter and 91% for the third quarter of 2005. Average daily cash margins for the quarter ended September 30, 2006, were $10,207 compared to $9,347 for the previous quarter and $5,945 for the third quarter of 2005. Net income for the third quarter of 2006 was $17.4 million compared to $14.7 million for the previous quarter and a $5.1 million net loss for the third quarter of 2005. The Company generated record EBITDA of $36.6 million for the third quarter of 2006 compared to $30.6 million for the previous quarter. The Company’s fully diluted earnings per share for the quarter ended September 30, 2006, was $0.70.

Conference Call

Bronco Drilling’s management will host a conference call to discuss the third quarter results on Wednesday, November 1, 2006 at 11:00 a.m. Eastern Time. Individuals interested in participating in the call should call at least five minutes prior to the call. Participants should use the dial-in # 866-831-6243 or the International Dial-in # 617-213-8855 and the pass code 84482080. The conference call will also be available via the Internet at http://phx.corporate-ir.net/phoenix.zhtml?c=191804&p=irol-IRHome. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary software. For those who cannot listen to the live call, a replay will be available through November 15, 2006 at 888-286-8010 or internationally at 617-801-6888 using the passcode 56585676. Also, an archive of the webcast will be available at the following link http://phx.corporate-ir.net/phoenix.zhtml?c=191804&p=irol-IRHome.

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Oklahoma City, Oklahoma, and is a provider of contract land drilling services to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The Nasdaq Global Market under the symbol “BRNC.” For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands except share par value)

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,309	$17,039
Receivables
Trade, net of allowance for doubtful accounts of $334 and $330 in 2006 and 2005, respectively	58,650	35,078
Contract drilling in progress	2,814	1,226
Current deferred income taxes	126	125
Prepaid expenses	1,371	485

Total current assets	66,270	53,953

PROPERTY AND EQUIPMENT—AT COST
Drilling rigs and related equipment	367,870	252,709
Transportation, office and other equipment	25,656	14,149

	393,526	266,858
Less accumulated depreciation	35,655	15,965

	357,871	250,893
OTHER ASSETS
Goodwill	21,280	20,774
Restricted cash	2,231	2,184
Intangibles, net, and other	3,465	2,716

	26,976	25,674

	$451,117	$330,520

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$16,388	$10,847
Accrued liabilities
Payroll related	5,733	2,737
Deferred revenue and other	3,793	3,062
Income tax payable	5,748	1,372
Note payable	—	7,503
Current maturities of long-term debt	440	8,012

Total current liabilities	32,102	33,533

LONG-TERM DEBT, less current maturities	63,880	36,310

DEFERRED INCOME TAXES	32,200	21,341

COMMITMENTS AND CONTINGENCIES (Notes 5 and 7)

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value, 100,000 shares authorized; 24,940 and 23,165 shares issued and outstanding at September 30, 2006 and December 31, 2005	250	232
Additional paid-in capital	278,657	238,557
Retained earnings	44,028	547

Total shareholders’ equity	322,935	239,336

	$451,117	$330,520

Bronco Drilling Company, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS (Amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

REVENUES
Contract drilling revenues	$79,814	$18,640	$203,351	$38,875

EXPENSES
Contract drilling	38,586	11,007	99,481	23,880
Depreciation and amortization	8,134	2,003	21,119	4,854
General and administrative	4,691	5,647	11,741	6,767

	51,411	18,657	132,341	35,501

Income (loss) from operations	28,403	(17)	71,010	3,374

OTHER INCOME (EXPENSE)
Interest expense	(526)	(344)	(647)	(652)
Loss from early extinguishment of debt	—	(993)	(1,000)	(993)
Interest income	1	192	123	203
Other	54	7	185	41

	(471)	(1,138)	(1,339)	(1,401)

Income (loss) before income taxes	27,932	(1,155)	69,671	1,973
Income tax expense	10,527	3,919	26,190	3,688

NET INCOME (LOSS)	$17,405	$(5,074)	$43,481	$(1,715)

Income (loss) per common share-Basic	$0.70	$(0.31)	$1.78	$(0.12)

Income (loss) per common share-Diluted	$0.70	$(0.31)	$1.77	$(0.12)

Weighted average number of shares outstanding-Basic	24,940	16,239	24,467	14,330

Weighted average number of shares outstanding-Diluted	24,974	16,285	24,505	14,346

PRO FORMA INFORMATION (unaudited):

Historical income (loss) from operations before income taxes		$(1,155)		$1,973
Pro forma provision for income taxes		(435)		1,181

Pro forma income (loss) from operations		$(720)		$792

Pro forma income (loss) per common share-Basic		$(0.04)		$0.06

Pro forma income (loss) per common share-Diluted		$(0.04)		$0.06

Weighted average number of shares outstanding-Basic		16,239		14,330

Weighted average number of shares outstanding-Diluted		16,285		14,346

Non-GAAP Financial Measures

This press release includes a presentation of average daily cash margin and EBITDA which are not financial measures recognized under generally accepted accounting principles, or GAAP. Average daily cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus income tax expense, other income, general and administrative expense and depreciation and amortization, and divided by revenue days for the period. EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense and depreciation and amortization. We have presented average daily cash margin and EBITDA because we use these metrics as an integral part of our internal reporting to measure our performance and to evaluate the performance of our senior management. We consider these metrics to be important indicators of the operational strength of our business. A limitation of these metrics, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, we believe that average daily cash margin and EBITDA provide useful information to our investors regarding our performance and overall results of operations. Neither average daily cash margin nor EBITDA is intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, neither of these metrics is intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

The following presents a reconciliation of average daily cash margin and EBITDA to net income, the most directly comparable GAAP financial measure (in thousands, except revenue days and average daily cash margin):

	Three Months Ended September 30,		Three Months Ended June 30, 2006
	2006	2005
	(Unaudited)		(Unaudited)
Reconciliation of average dailycash margin to net income:
Net income	$17,405	$(5,074)	$14,729
Income tax expense	10,527	3,919	8,747
Other income	471	1,138	82
General and administrative	4,691	5,647	3,576
Depreciation and amortization	8,134	2,003	6,805

Drilling margin	41,227	7,633	33,939

Revenue days	4,039	1,284	3,631

Daily cash margin	$10,207	$5,945	$9,347

	Three Months Ended
	September 30, 2006	June 30, 2006
	(Unaudited)
Calculation of EBITDA:
Net income	$17,405	$14,729
Interest expense	526	280
Income tax expense	10,527	8,747
Depreciation and amortization	8,134	6,805

EBITDA	$36,592	$30,561

Contact:	Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com

5